UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

PLURALSIGHT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUBJECT: An Exciting New Chapter for Pluralsight

Team,

Today marks the beginning of an exciting new chapter in Pluralsight’s evolution. Moments ago, we announced that we’ve entered into a definitive agreement to be acquired by Vista Equity Partners, a leading global investment firm focused on enterprise software, data and technology-enabled businesses. This agreement will allow us to build upon what we’ve created together in the years ahead. You can read the press release here.

Over the past 17 years, we have done an incredible job reaching new and larger customers and continuing to innovate in our products and solutions. Our customers recognize the value that we provide in developing world-class technologists and technology teams and empowering them to drive the next wave of innovation for their organizations. I am more confident than ever in the importance of what we deliver to our customers.

Amid a year of challenge and change, our products, our brand and our outstanding team attracted the interest of a highly respected, technology-focused investment firm that has conviction in our strategic vision. The Board and I carefully reviewed the opportunities available to our company, including continuing as a standalone public company. We want to be sure that we are best positioned to continue to grow and innovate, and of course, our Board and executive leadership team must consider our responsibilities to shareholders. Ultimately, we determined that this transaction with Vista is the best path forward.

Vista has a proven track record of helping management teams drive profitable growth. They have pioneered an investment and operating model for market-leading SaaS companies with substantial untapped opportunity ahead of them. And the global Vista ecosystem—over 65 software companies with more than 70,000 employees, serving over 200 million users—provides significant resources and institutional knowledge that will open doors and help fuel our growth. You’ll likely recognize some of the companies that Vista has acquired and helped succeed, including Marketo, Jamf, and Ping Identity.

As a private company supported by Vista, Pluralsight will be positioned to move faster and be more agile, accelerate our strategic vision and further strengthen our leading market position. Importantly, Vista and our executive team are committed to our people, business and product strategy and Vista shares our belief in the transformative power of technology and technology skills. One of the many reasons they are excited about Pluralsight is because they and many of their portfolio companies are Skills and Flow customers. We look forward to leveraging their expertise to further improve our operations and performance and deliver deeper, more powerful solutions that help companies adapt and thrive in the digital age. I’m very excited about our future with Vista.

It’s important to know that today’s announcement is the first step in completing this transaction. For this to happen, we need to satisfy certain conditions, including receiving approval from Pluralsight shareholders. We expect to complete the transaction in the first half of 2021. Until the close, we will continue to operate as usual.

Right now, our top priority is closing out Q4 strong. I know I can count on you to remain focused on supporting our customers, partners, authors and instructors to ensure that we finish 2020 with success and enter 2021 with a running start.

To talk more about today’s announcement, please join our Town Hall tomorrow at 8:30 a.m. MT. To address some of your questions prior to the Town Hall, you can check out this FAQ on Life@PS.

This agreement is a testament to your outstanding work. I’m so proud of all that we’ve accomplished together. Thank you for your continued commitment to excellence, being a lifelong learner, delivering for our customers and partners, and supporting each other.

I look forward to hearing from you all tomorrow and over the coming weeks.

Aaron

Additional Information and Where to Find It

Pluralsight, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of Pluralsight (the “Transaction”). Pluralsight plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Aaron Skonnard, Gary Crittenden, Scott Dorsey, Arne Duncan, Ryan Hinkle, Leah Johnson, Timothy Maudlin, Frederick Onion, Bradley Rencher, Bonita Stewart and Karenann Terrell, all of whom are members of Pluralsight’s Board of Directors, and James Budge, Pluralsight’s Chief Financial Officer, are participants in Pluralsight’s solicitation. Other than Messrs. Skonnard and Onion, none of such participants owns in excess of one percent of the voting power of Pluralsight’s common stock. Mr. Skonnard may be deemed to own approximately 53.6 percent of the voting power of Pluralsight’s capital stock, and Mr. Onion may be deemed to own approximately 4.2 percent of the voting power of Pluralsight’s capital stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Pluralsight’s definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), which was filed with the SEC on March 18, 2020. To the extent that holdings of Pluralsight’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Pluralsight will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PLURALSIGHT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Pluralsight’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction will also be available, free of charge, at Pluralsight’s website (http://investors.pluralsight.com) or by writing to Pluralsight, Inc., Attention: Investor Relations, 42 Future Way, Draper, Utah 84020. In addition, copies of these materials may be requested, free of charge, from Pluralsight’s proxy solicitor by writing to Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, or calling toll-free to 877-750-0625.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners, including the expected timing of the closing of the transaction; considerations taken into account by our Board of Directors in approving the Transaction; and expectations for Pluralsight following the closing of the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.